Example Template : 77O



DEUTSCHE GLOBAL SMALL CAP VIP (renamed on 5/1/14 from DWS Global Small Cap Growth VIP to DWS Global
Small Cap VIP)

N-Sar July 1, 2014 - December 31, 2014

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
TriNet	099821434	9/12/2014		$25.50
	$269,325,000	8,708	0.08%		JPM,
MS, DB	JPM
Example Template : 77O



DEUTSCHE BOND VIP

N-Sar July 1, 2014 - December 31, 2014

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
American International Group Inc	026874DA2
	7/9/2014		$99.40	$2,500,000,000
	380,000	0.02%		DB, BOAML,
BNP, CS, USB	USB
ICICI Bank Ltd/Dubai	45112EAF6	9/11/2014
	$99.65	$500,000,000	2,500,000	0.50%
	BOAML, CITI, DB, HSBC	BOAML
Synchrony Financial	87165BAC7	8/6/2014
	$99.82	$3,600,000,000	131,000	0.00%
	BOAML, BCLY, CITI, CS, DB, JPM	JPM
BLCP Hotel Trust	05550YAJ7	10/1/2014
	$100.0	$570,000,000	500,000	0.09%
	JPM, DB	JPM
Bank of China Ltd	061202AA5	11/5/2014
	$99.59	$3,000,000,000	200,000	0.01%
	HSBC, BANK OF CHINA, BOAML, CREDIT
AGRICOLE, DB, JPM	HSBC
Freddie Mac Structured Agency Credit Risk Debt Notes
	3137G0CU1	10/23/2014		$100.0
	$611,000,000	240,000	0.04%
	BOAML, MS, WELLS, DB 	BOAML
Kinder Morgan Inc/DE	49456BAE1	11/24/2014
	$99.80	$6,000,000,000	240,000	0.00%
	BCLY, CITI, CS, DB, JPM, BOAML	BCLY
Kinder Morgan Inc/DE	49456BAH4	11/24/2014
	$99.66	$6,000,000,000	160,000	0.00%
	BCLY, CITI, CS, DB, JPM, BOAML	BCLY
KFW	500769GK4	11/13/2014		$99.35
	$5,000,000,000	960,000	0.02%
	DB, GS, RBC	GS
MTN Mauritius Investments Ltd	55377XAA4
	11/3/2014		$100.0	$750,000,000
	249,967	0.03%		DB, FIRST RAND
BANK, LTD, BOAML	BOAML
Medtronic Inc	585055BP0	12/1/2014
	$99.73	$17,000,000,000	325,000
	0.00%		BOAML, BCLY, DB, JPM, CITI,
MS, RBS, UBS 	BOAML
Scentre Group Trust 1 / Scentre Group Trust 2
	806213AB0	11/6/2014		$98.96
	$600,000,000	535,000	0.09%
	BOAML, BCLY, BNP, CITI, CS, DB, HSBC 	CITI
TIAA Asset Management Finance Co LLC	87246YAA4
	10/27/2014		$99.82	$2,000,000,000
	405,000	0.02%		BOAML, BCLY,
CITI, CS, DB, GS, JPM 	JPM
TIAA Asset Management Finance Co LLC	87246YAC0
	10/27/2014		$99.89	$2,000,000,000
	335,000	0.02%		BOAML, BCLY,
CITI, CS, DB, GS, JPM 	JPM
Example Template : 77O



DEUTSCHE CAPITAL GROWTH VIP

N-Sar July 1, 2014 - December 31, 2014

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Alibaba Group Holding	01609W102	9/18/2014
	$68.00	$21,127,000,000	13,064	0.00%
	DB, GS, HSBC, CITI, JPM, MS, RBC, CS	CS
Mobileye IPO	109661724	8/1/2014
	$25.00	$638,250,000	3,893	0.02%
	GS, MS, DB	GS
Axalta Coating Systems LTD	BMG0750C1082
	11/12/2014		$19.50	$945,000,000
	17,955	1.27%		CITI, GS, DB	GS

Example Template : 77O



DEUTSCHE CORE EQUITY VIP

N-Sar July 1, 2014 - December 31, 2014

Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
TMUS 5 1/2 12/15/17 Pfd	872590203	12/10/2014
	$50.0	$869,565,200	2,536		0.01%
	GS, MS, CITI, DB 	CITI
Axalta Coating Systems LTD	BMG0750C1082
	11/12/2014		$19.50	$945,000,000
	4,565		0.01%	CITI, GS, DB	GS
Alibaba Group Holding	01609W102	9/18/2014
	$68.00	$21,127,000,000	3,383
	0.00%	DB, GS, HSBC, CITI, JPM, MS, RBC, CS
	CS
Mobileye IPO	109661724	8/1/2014
	$25.00	$638,250,000	1,020		0.00%
	GS, MS, DB	GS
Travelport Worldwide	G9019D104	9/25/2014
	$16.00	$480,000,000	2,999		0.01%
	MS, CS, DB, UBS	UBS